  As filed with the Securities and Exchange Commission on December 11, 1997
                                                           Registration No. 333-

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             ------------------

                                    FORM S-8

            REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                             ------------------

                       DSC COMMUNICATIONS CORPORATION
           (Exact name of registrant as specified in its charter)

         DELAWARE                                        54-1025763
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

           1000 COIT ROAD                                   75075
            PLANO, TEXAS                                 (Zip Code)
(Address of principal executive offices)

           EMPLOYMENT AGREEMENT BETWEEN DSC MARKETING SERVICES, INC.
                              AND THOMAS R. BERGER

           EMPLOYMENT AGREEMENT BETWEEN DSC MARKETING SERVICES, INC.
                               AND JAMES M. FOLEY

           EMPLOYMENT AGREEMENT BETWEEN DSC MARKETING SERVICES, INC.
                             AND JOSEPH J. GONZALEZ

                            (Full title of the plan)

                                GEORGE B. BRUNT
                         DSC COMMUNICATIONS CORPORATION
                                 1000 COIT ROAD
                               PLANO, TEXAS 75075
                                 (972) 519-3000
                    (Name and address of agent for service)

                                with a copy to:

                                DANIEL W. RABUN
                                BAKER & MCKENZIE
                          2001 ROSS AVENUE, SUITE 4500
                              DALLAS, TEXAS 75201
                                 (214) 978-3000

                             --------------------

                        CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                             PROPOSED MAXIMUM
        TITLE OF EACH CLASS OF                                OFFERING PRICE      PROPOSED MAXIMUM        AMOUNT OF
           SECURITIES TO BE               AMOUNT TO BE             PER           AGGREGATE OFFERING     REGISTRATION
            REGISTERED (1)                REGISTERED(2)        SECURITY (3)          PRICE (3)             FEE  (4)
---------------------------------------------------------------------------------------------------------------------
  Common Stock, $.01 par value           111,754  Shares    $ 23.375            $ 2,612,250           $ 771.00
---------------------------------------------------------------------------------------------------------------------
  Preferred Stock Purchase Rights        111,754  Rights    Not Applicable      Not Applicable        Not Applicable
=====================================================================================================================

(1) Shares of common stock of DSC Communications Corporation (the "Company"), $.01 par value per share (the "Common Stock"), being registered hereby relate to the Employment Agreements dated October 29, 1997 between DSC Marketing Services, Inc. and each of Thomas R. Berger, James M. Foley and Joseph J. Gonzalez. Pursuant to Rule 416 promulgated under the Securities Act of 1933, as amended (the "Securities Act"), there are also being registered such additional shares of Common Stock as may become issuable pursuant to the anti-dilution provisions of the Plan.
(2) The shares covered by this Registration Statement were previously registered under the Company's Registration Statement, Registration
         No. 333-39591 (which covers 1,515,098 shares of Common Stock). A registration fee in the amount of $2,194.00 was paid with respect to such Registration Statement.
(3) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and (h) promulgated under the Securities Act on the basis of the average of the high and low sale prices of the Common Stock on December 9, 1997, as reported on the Nasdaq
         Stock Market.
(4) In accordance with rule 457(g), no additional registration fee is required in respect of Preferred Stock Purchase Rights.

================================================================================

                                    PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE

         The documents listed in (a) through (h) below are hereby incorporated by reference into this Registration Statement. All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to the Registration Statement which indicates that all shares of Common Stock, including the preferred stock purchase rights attaching to such stock pursuant to that certain Rights Agreement dated April 25, 1996 by and between the Company and Harris Trust and Savings Bank, formerly KeyCorp Shareholder Services, Inc. (the "Preferred Stock Purchase Rights"), offered hereunder have been sold or which deregisters all shares then remaining unsold, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents.

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1996;

         (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 1997;

         (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 1997;

         (d) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 1997;

         (e)     The Company's Current Report on Form 8-K filed August 26,
                 1997;

         (f)     The Company's Current Report on Form 8-K filed November 3,
                 1997;

         (g)     The Company's Current Report on Form 8-K filed November 13,
                 1997; and

         (h) The description of the Company's Common Stock as contained in the Company's Registration Statement on Form 8-A dated October 27, 1981, including all amendments and reports filed for the purpose of updating such descriptions; and the description of the Company's Preferred Stock Purchase Rights as contained in the Company's Registration Statement on Form 8-A dated May 13, 1996, including all amendments and reports filed for the purpose of updating such descriptions.

ITEM 4.  DESCRIPTION OF SECURITIES

         Not Applicable.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Company's bylaws require that directors and officers be indemnified to the maximum extent permitted by law. The Company's Restated Certificate of Incorporation includes a provision eliminating, to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "DGCL"), director liability for monetary damages for breaches of fiduciary duty.

         Section 145 of the DGCL provides that a director or officer of a corporation (i) shall be indemnified by the corporation for all expenses of litigation or other legal proceedings brought against such person by reason of the fact that such person is or was a director or an officer of the corporation when he is successful on the merits, (ii) may be indemnified by the corporation for the expenses, judgments, fines, and amounts paid in settlement of such litigation (other than a derivative suit) even if he is not successful on the merits if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation (and, in the case of a criminal proceeding, had no reason to believe his conduct was unlawful), and
(iii) may be indemnified by the corporation for expenses of a derivative suit (a suit by a stockholder alleging a breach by a director or officer of a duty owed to the corporation), even if he is not successful on the merits, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, provided that no such indemnification may be made in accordance with this clause (iii) if the director or officer is adjudged liable to the corporation, unless a court determines that, despite such adjudication but in view of all circumstances, he is fairly and reasonably entitled to indemnification of such expenses. The indemnification described in clauses
(ii) and (iii) above shall be made only upon order by a court or a determination by (a) a majority of directors who are not parties to such action, (b) a majority vote of a committee consisting of such disinterested directors, (c) independent legal counsel in a written opinion if no such disinterested directors exist, or if such disinterested directors so direct, or
(d) the stockholders, that indemnification is proper because the applicable standard of conduct is met. Expenses incurred by a director or officer in defending an action may be advanced by the corporation prior to the final disposition of such action upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to be indemnified in connection with the proceeding to which the expenses relate.

         The Company has purchased and currently has in force directors' and officers' liability insurance policies which cover certain liabilities of directors and officers arising out of claims based on certain acts or omissions by them in their capacity as directors or officers. The Company has entered into indemnification agreements with certain of its directors and executive officers. Each of these agreements, among other things, contractually obligates the Company to, under certain circumstances, indemnify the officer or director against certain expenses and liabilities arising out of legal proceedings which may be brought against such officer or director by reason of his status or service as a director or officer. In addition, in a related trust agreement (the "Trust Agreement"), the Company has provided $1 million to be held in trust by a third-party trustee to be used to satisfy The Company's obligations pursuant to the indemnification agreements which have been executed and any similar agreements which may be executed in the future. The Trust Agreement further provides that the Company's Board of Directors may, in its discretion, provide up to an additional $1 million to the trustee.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         None.

ITEM 8.  EXHIBITS.

   EXHIBIT
   NUMBER                                              DESCRIPTION
   ------                                              -----------
       4 .1      Indenture, dated August 12, 1997, between the Company and The Bank of New York, as Trustee
                 (incorporated by reference to Exhibit No. 4.1 to the Company's Current Report on Form 8-K, Commission
                 File No. 0-10018, dated August 26, 1997)

       4 .2      Registration Rights Agreement, dated as of August 12, 1997, among the Company, Goldman, Sachs & Co. and
                 NationsBanc Capital Markets, Inc. (incorporated by reference to Exhibit No. 4.2 to the Company's
                 Current Report on Form 8-K, Commission File No. 0-10018, dated August 26, 1997)

       4 .3      Restated Certificate of Incorporation of the Company, dated November 3, 1997 (incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form
                 S-8, Registration No. 333-41929, dated December 10, 1997)

       4 .4      Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit No. 3.4 to the
                 Company's Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 0-10018, dated March 31, 1997)

       4 .5      Rights Agreement, dated April 25, 1996 between the Company and Harris Trust and Savings Bank, formerly
                 KeyCorp Shareholder Services, Inc., as rights agent (incorporated by reference to Exhibit No. 4 to the
                 Company's Current Report on Form 8-K, Commission File No. 0-010018, dated May 9, 1996)

        4.6      Form of Notes (included in Exhibit 4.1)

       *4.7      Employment Agreement dated October 29, 1997 between DSC Marketing Services, Inc. and Thomas R. Berger

       *4.8      Amendment dated December 3, 1997 to the Employment Agreement between DSC Marketing Services, Inc. and
                 Thomas R. Berger

       *4.9      Employment Agreement dated October 29, 1997 between DSC Marketing Services, Inc. and James M. Foley

       *4.10     Amendment dated December 3, 1997 to the Employment Agreement between DSC Marketing Services, Inc. and
                 James M. Foley

       *4.11     Employment Agreement dated October 29, 1997 between DSC Marketing Services, Inc. and Joseph J. Gonzalez

       *4.12     Amendment dated December 3, 1997 to the Employment Agreement between DSC Marketing Services, Inc. and
                 Joseph J. Gonzalez

       *4.13     Promissory Note dated December 4, 1997 executed by the Company and payable to the order of Thomas R.
                 Berger

       *4.14     Promissory Note dated December 4, 1997 executed by the Company and payable to the order of James M.
                 Foley

       *4.15     Promissory Note dated December 4, 1997 executed by the Company and payable to the order of Joseph J.
                 Gonzalez

       *5.1      Opinion of Baker & McKenzie

     *23 .1      Consent of Baker & McKenzie (included in Exhibit 5.1)

     *23 .2      Consent of Ernst & Young LLP

     *24         Power of Attorney (see signature pages of Registration Statement)

------------------------
* Filed herewith.

ITEM 9.  UNDERTAKINGS.

         (a)     The undersigned Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                 (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

                 (iii) To include any material information with respect to the Plan of Distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Plano, State of Texas, on December 10, 1997.


                                        DSC COMMUNICATIONS CORPORATION




                                        By:  /s/ James L. Donald
                                            ------------------------------------
                                        Name:   James L. Donald
                                        Title:  Chairman of the Board,
                                                President and Chief Executive
                                                Officer


                               POWER OF ATTORNEY

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below hereby authorizes and appoints James L. Donald and Gerald F. Montry, and each of them, either one of whom may act without joinder of the other, as his attorney-in-fact to sign on his behalf individually and in the capacity stated below all amendments and post-effective amendments to this Registration Statement as that attorney-in-fact may deem necessary or appropriate.

                SIGNATURE                                    TITLE                            DATE
                ---------                                    -----                            ----
 /s/ James L. Donald                      Chairman of the Board, President and Chief       December 10, 1997
 --------------------------------------
 JAMES L. DONALD                          Executive Officer (Principal Executive
                                          Officer)

 /s/ Gerald F. Montry                     Senior Vice President, Chief Financial           December 10, 1997
 --------------------------------------
 GERALD F. MONTRY                         Officer, and Director (Principal Financial
                                          Officer)


 /s/ Kenneth R. Vines                     Vice President, Finance (Principal               December 10, 1997
 --------------------------------------
 KENNETH R. VINES                         Accounting Officer)


 /s/ Raymond J. Dempsey                   Director                                         December 10, 1997
 --------------------------------------
 RAYMOND J. DEMPSEY

 /s/ Sir John Fairclough                  Director                                         December 10, 1997
 --------------------------------------
 SIR JOHN FAIRCLOUGH


 /s/ James L. Fischer                     Director                                         December 10, 1997
 --------------------------------------
 JAMES L. FISCHER





                SIGNATURE                                    TITLE                            DATE
                ---------                                    -----                            ----
 /s/ Robert S. Folsom                     Director                                         December 10, 1997
 --------------------------------------
 ROBERT S. FOLSOM

 /s/ William O. Hunt                      Director                                         December 10, 1997
 --------------------------------------
 WILLIAM O. HUNT

 /s/ Morton L. Topfer                     Director                                         December 10, 1997
 --------------------------------------
 MORTON L. TOPFER

                                 EXHIBIT INDEX

EXHIBIT
NUMBER       DESCRIPTION
------       -----------
   4.1       Indenture, dated August 12, 1997, between the Company and The Bank of New York, as Trustee
             (incorporated by reference to Exhibit No. 4.1 to the Company's Current Report on Form 8-K,
             Commission File No. 0-10018, dated August 26, 1997)

   4.2       Registration Rights Agreement, dated as of August 12, 1997, among the Company, Goldman, Sachs &
             Co. and NationsBanc Capital Markets, Inc. (incorporated by reference to Exhibit No. 4.2 to the
             Company's Current Report on Form 8-K, Commission File No. 0-10018, dated August 26, 1997)

   4.3       Restated Certificate of Incorporation of the Company, dated November 3, 1997 (incorporated by reference to
             Exhibit 3.1 to the Company's Registration Statement on Form S-8, Registration No. 333-41929, dated
             December 10, 1997)

   4.4       Amended and Restated Bylaws of the Company (incorporated by reference to Exhibit No. 3.4 to the Company's
             Annual Report on Form 10-K for the year ended December 31, 1996, Commission File No. 0-10018, dated March
             31, 1997)

   4.5       Rights Agreement, dated April 25, 1996 between the Company and Harris Trust and Savings Bank, formerly
             KeyCorp Shareholder Services, Inc., as rights agent (incorporated by reference to Exhibit No. 4 to the
             Company's Current Report on Form 8-K, Commission File No. 0-010018, dated May 9, 1996)

   4.6       Form of Notes (included in Exhibit 4.1)

  *4.7       Employment Agreement dated October 29, 1997 between DSC Marketing Services, Inc. and Thomas R. Berger

  *4.8       Amendment dated December 3, 1997 to the Employment Agreement between DSC Marketing Services, Inc. and
             Thomas R. Berger

  *4.9       Employment Agreement dated October 29, 1997 between DSC Marketing Services, Inc. and James M. Foley

  *4.10      Amendment dated December 3, 1997 to the Employment Agreement between DSC Marketing Services, Inc. and James
             M. Foley

  *4.11      Employment Agreement dated October 29, 1997 between DSC Marketing Services, Inc. and Joseph J. Gonzalez

  *4.12      Amendment dated December 3, 1997 to the Employment Agreement between DSC Marketing Services, Inc. and
             Joseph J. Gonzalez

  *4.13      Promissory Note dated December 4, 1997 executed by the Company and payable to the order of
             Thomas R. Berger

  *4.14      Promissory Note dated December 4, 1997 executed by the Company and payable to the order of James M. Foley

  *4.15      Promissory Note dated December 4, 1997 executed by the Company and payable to the order of Joseph J.
             Gonzalez

  *5.1       Opinion of Baker & McKenzie

 *23.1       Consent of Baker & McKenzie (included in Exhibit 5.1)

 *23.2       Consent of Ernst & Young LLP

 *24         Power of Attorney (see signature pages of Registration Statement)